SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2005

Colombia Goldfields Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-51013	76-0730088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Water Street, Suite 610, Vancouver, British Colombia, Canada	V6B 5C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 691-6518

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On October 21, 2005, we entered into a Letter of Intent (“LOI”) to purchase an interest in RNC (Colombia) Limited (“RNC”), a wholly-owned subsidiary of Investcol Limited (“Investcol”) and a corporation incorporated under the laws of Belize. RNC’s wholly-owned subsidiary, Compania Minera de Caldas, a corporation incorporated under the laws of Colombia, holds valid mining licenses in propertied located in Colombia and referred to as the Zona Alta portion of the Marmato project.

The non-binding LOI outlines a proposed transaction where we will have the ability to in a series of four transactions acquire all of the issued and outstanding stock of RNC. Under the terms of the proposed transaction, we would not be obligated to acquire all of the issued and outstanding stock of RNC and are able to acquire a lesser percentage of the issued and outstanding stock of RNC without incurring any penalty. The LOI proposes the following terms:

(a)
We will have the right to subscribe for an undetermined number of shares which shall be equal to twenty-five (25%) percent of the issued and outstanding common stock of RNC following this issuance, in exchange for us investing $1,000,000 in RNC and issuing 1,000,000 restricted shares of our common stock to Investcol. The $1,000,000 investment is proposed to be made in one US $500,000 payment on or before November 15, 2005 and a second payment of US $500,000 on or before December 15, 2005;

(b)
We will have the right to subscribe for an undetermined number of shares, which shall enable us to own fifty (50%) percent of the total issued and outstanding common stock of RNC in exchange for us issuing 2,000,000 restricted shares of our common stock to Investcol and investing $4,000,000 in RNC. The $4,000,000 investment is proposed to be made in one US $1,000,000 payment on or before February 15, 2006 and a second payment of US $3,000,000 on or before March 30, 2006;

(c)
We will have the right to subscribe for an undetermined number of shares which shall enable us to own seventy-five (75%) percent of the total issued and outstanding common stock of RNC, in exchange for us issuing 4,000,000 restricted shares of our common stock to Investcol and investing US $15,000,000 in RNC. This investment is proposed to be made on or before September 30, 2006; and

(d)
We shall have the right to acquire from Investcol the remaining issued and outstanding shares of RNC common stock not held by us in exchange for payment to Investcol of twenty-five (25%) percent of the value of mining interests held by RNC in the Zona Alta portion of the Marmato project as determined by a feasibility study. Payment is proposed to be made in either cash, restricted shares or a combination at our option.

As evidence of our good faith to enter into a definitive agreement, we advanced to Investcol $200,000 as a fully refundable deposit. This proposed transaction is contingent upon the parties due diligence and the execution of a definitive agreement. The parties have agreed to use their reasonable efforts to execute a definitive agreement on or before November 15, 2005.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

2.1	Letter of Intent to purchase interest in RNC (Colombia) Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Goldfields Ltd.

/s/ Daniel Hunter
     Daniel Hunter, Chief Executive Officer

Date: October 24, 2005